Exhibit 99.1

EQT Commences Tender Offer for 6.125% Senior Notes due 2025

PITTSBURGH, May 24, 2023 -- EQT Corporation (NYSE: EQT) (“EQT”) today announced that it has commenced a tender offer (the “Tender Offer”) to purchase for cash up to $250.0 million aggregate principal amount (the “Maximum Tender Amount”) of its outstanding 6.125% Senior Notes due 2025 (the “Notes”).

The following table sets forth some of the terms of the Tender Offer:

Title of Notes	CUSIP Number	Principal Amount Outstanding	Maximum Tender Amount	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread	Early Tender Premium(2)
6.125% Senior Notes due 2025	26884LAH2	$901,521,000	$250,000,000	1.375% U.S. Treasury Notes due January 31, 2025	FIT4	+115 bps	$30.00

(1)	The page on Bloomberg from which the dealer managers for the Tender Offer will quote the bid-side price of the Reference U.S. Treasury Security (as defined below).
(2)	Per $1,000 principal amount of Notes accepted for purchase.

The Tender Offer is being made upon and is subject to the terms and conditions set forth in the Offer to Purchase dated May 24, 2023 (the “Offer to Purchase”). The Tender Offer will expire at 11:59 p.m., New York City time, on June 22, 2023, unless extended or the Tender Offer is earlier terminated by EQT (such date and time, as it may be extended, the “Expiration Date”). Tenders of Notes may be withdrawn at any time on or prior to 5:00 p.m., New York City time, on June 7, 2023, but may not be withdrawn thereafter except in certain limited circumstances where additional withdrawal rights are required by law.

The consideration (the “Early Tender Consideration”) offered per $1,000 principal amount of Notes validly tendered on or prior to 5:00 p.m., New York City time, on June 7, 2023 (such date and time, as it may be extended, the “Early Tender Date”) and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to the fixed spread specified in the table above, plus the yield to maturity of the U.S. Treasury security specified in the table above (the “Reference U.S. Treasury Security”), calculated as of 10:00 a.m., New York City time, on June 8, 2023, unless extended or the Tender Offer is earlier terminated by EQT.

Holders should take note that, if the Early Tender Consideration determined as described in Offer to Purchase is greater than $1,000 per $1,000 principal amount of Notes, then the Early Tender Consideration will be calculated based on an assumed maturity date of January 1, 2025, the par call date for the Notes, and not February 1, 2025, the stated maturity date for the Notes.

The Early Tender Date is the last date and time for holders to tender their Notes in order to be eligible to receive the Early Tender Consideration, which includes an early tender premium of $30.00 per $1,000 principal amount of Notes (the “Early Tender Premium”). Holders of Notes tendered following the Early Tender Date, but on or prior to the Expiration Date and accepted for purchase will receive an amount equal to the Early Tender Consideration minus the Early Tender Premium (the “Late Tender Consideration”).

In addition to the Early Tender Consideration or the Late Tender Consideration, as applicable, holders whose Notes are purchased in the Tender Offer will receive accrued and unpaid interest on such Notes from and including the last interest payment date for the Notes up to, but not including, the applicable settlement date for such Notes accepted for purchase. The settlement date for Notes that are validly tendered on or prior to the Early Tender Date is anticipated to be June 9, 2023, the second business day following the Early Tender Date (the “Early Settlement Date”). The settlement date for Notes that are tendered following the Early Tender Date but on or prior to the Expiration Date is anticipated to be June 26, 2023, the second business day after the Expiration Date, assuming the Maximum Tender Amount of Notes is not purchased on the Early Settlement Date.

Tendered Notes may be subject to proration if the aggregate principal amount of Notes validly tendered and not validly withdrawn would cause the Maximum Tender Amount to be exceeded. Furthermore, if the Tender Offer is fully subscribed as of the Early Tender Date, holders who validly tender Notes following the Early Tender Date will not have any of their Notes accepted for payment.

EQT’s obligation to accept for payment and to pay for the Notes validly tendered in the Tender Offer is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase. EQT reserves the right, subject to applicable law, to (i) waive any and all conditions to the Tender Offer, (ii) extend, terminate or withdraw the Tender Offer, (iii) increase or decrease the Maximum Tender Amount, or (iv) otherwise amend the Tender Offer in any respect.

The purpose of the Tender Offer is to reduce EQT’s overall principal amount of debt. It is expected that Notes purchased pursuant to the Tender Offer will be retired. In addition to the Tender Offer, EQT expects to redeem all of its outstanding 5.678% Senior Notes due 2025 pursuant to their terms. Any redemption of the 5.678% Senior Notes due 2025 would be made solely pursuant to a redemption notice delivered pursuant to the indenture governing such notes, and nothing contained in this news release constitutes a notice of redemption of such notes.

Citigroup Global Markets Inc. and Scotia Capital (USA) Inc. are acting as Lead Dealer Managers and M&T Securities, Inc. and WauBank Securities LLC are acting as Co-Dealer Managers for the Tender Offer. Any persons with questions regarding the Tender Offer should contact Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect) or Scotia Capital (USA) Inc. at (833) 498-1660 (toll-free) or LM@scotiabank.com.

The Information Agent and Tender Agent for the Tender Offer is Global Bondholder Services Corporation. Copies of the Offer to Purchase and any related Tender Offer materials may be obtained from Global Bondholder Services Corporation by calling (212) 430-3774 (banks and brokers) or (855) 654-2015 (all others, toll-free) or by emailing contact@gbsc-usa.com.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

Investor Contact:

Cameron Horwitz

Managing Director, Investor Relations & Strategy

412.395.2555

cameron.horwitz@eqt.com

About EQT Corporation

EQT Corporation is a leading independent natural gas production company with operations focused in the cores of the Marcellus and Utica Shales in the Appalachian Basin. We are dedicated to responsibly developing our world-class asset base and being the operator of choice for our stakeholders. By leveraging a culture that prioritizes operational efficiency, technology and sustainability, we seek to continuously improve the way we produce environmentally responsible, reliable and low-cost energy. We have a longstanding commitment to the safety of our employees, contractors, and communities, and to the reduction of our overall environmental footprint. Our values are evident in the way we operate and in how we interact each day – trust, teamwork, heart, and evolution are at the center of all we do.

Cautionary Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include statements regarding EQT's plans and expected timing with respect to the Tender Offer or the 5.678% Senior Notes due 2025.

The forward-looking statements included in this news release involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. EQT has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by EQT. While EQT considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond EQT’s control. These risks and uncertainties include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; EQT’s ability to appropriately allocate capital and resources among its strategic opportunities; access to and cost of capital, including as a result of rising interest rates and other economic uncertainties; EQT’s hedging and other financial contracts; inherent hazards and risks normally incidental to drilling for, producing, transporting and storing natural gas, natural gas liquids and oil; cyber security risks and acts of sabotage; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and sand and water required to execute EQT's exploration and development plans, including as a result of inflationary pressures; risks associated with operating primarily in the Appalachian Basin and obtaining a substantial amount of EQT’s midstream services from Equitrans Midstream Corporation; the ability to obtain environmental and other permits and the timing thereof; government regulation or action, including regulations pertaining to methane and other greenhouse gas emissions; negative public perception of the fossil fuels industry; increased consumer demand for alternatives to natural gas; environmental and weather risks, including the possible impacts of climate change; and disruptions to EQT’s business due to acquisitions and other significant transactions, including the pending acquisition of THQ Appalachia I Midco, LLC and THQ-XcL Holdings I Midco, LLC. These and other risks and uncertainties are described under Item 1A, “Risk Factors,” and elsewhere in EQT's Annual Report on Form 10-K for the year ended December 31, 2022 and may be updated by Part II, Item 1A., "Risk Factors" in subsequent Quarterly Reports on Form 10-Q and other documents EQT subsequently files from time to time with the Securities and Exchange Commission. In addition, EQT may be subject to currently unforeseen risks that may have a materially adverse impact on it.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, EQT does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

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